SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 Amendment No. 1
                                       to
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                             Denbury Resources Inc.


             (Exact name of registrant as specified in its charter)


                  Delaware                               Not Applicable
(State of incorporation or organization)       (IRS Employer Identification No.)


Suite 3000, 5100 Tennyson Parkway, Plano Texas                     75024
 (Address of principal executive offices)                        (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

           Common Stock                               New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                 Title of Class


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ITEM 1.           Description of Registrant's Securities To Be Registered.

     Incorporated by reference from the section of the Proxy Statement/Prospectus dated March 22, 1999 entitled "Description of Capital Stock" included in Registration Statement No. 333-69577 on Form S-4 of Denbury Resources Inc.

ITEM 2.           Exhibits.

         1. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(f) of Registration Statement No. 333-69577 on Form S-4 dated March 22, 1999).

         2. Bylaws of the Registrant (incorporated by reference to Exhibit 3(g) of Registration Statement No. 333-69577 on Form S-4 dated March 22, 1999).



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


                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 21, 1999

                                         DENBURY RESOURCES INC.



                                         By:  /s/ Phil Rykhoek
                                              ----------------------------------
                                              Chief Financial Officer, Vice
                                              President and  Secretary


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